EXHIBIT 99.1
GARY E. KLAUSNER (STATE BAR. NO. 69077),
EVE H. KARASIK (STATE BAR NO. 155356),
GREGORY K. JONES (STATE BAR. NO. 181072), MEMBERS OF
STUTMAN, TREISTER & GLATT
PROFESSIONAL CORPORATION
1901 AVENUE OF THE STARS, 12TH FLOOR
LOS ANGELES, CALIFORNIA 90067
TELEPHONE:  (310) 228-5605
FACSIMILE:   (310) 228-5788

Reorganization Counsel for
Debtor and Debtor in Possession

Debtor's Mailing Address:

888 Prospect Street, Suite 210
La Jolla, California 92037

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF CALIFORNIA

In re IMPERIAL CAPITAL BANCORP, INC., a Delaware corporation, Debtor. Tax Identification Number: 95-4596322	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )

Case No. 09-19431-LA11
Chapter 11
AMENDED CHAPTER 11 LIQUIDATING PLAN OF REORGANIZATION FOR DEBTOR IMPERIAL CAPITAL BANCORP, INC., A DELAWARE CORPORATION DATED APRIL 15, 2011

Plan Confirmation Hearing
Date:                      [To Be Set]
Time:                      [To Be Set]
Place:                      Courtroom 2, Room 118
Jason Weinberger U.S. Courthouse.
325 West "F" Street
San Diego, CA 92101-6991

ARTICLE I
INTRODUCTION
The Debtor commenced this case by filing a voluntary petition for relief under chapter 11 of the Code on December 18, 2009, and is managing its affairs as a debtor in possession pursuant to sections 1107(a) and 1108 of the Code.1  This document is the Plan proposed by the Debtor.  Sent to you in the same envelope as this document is the Disclosure Statement [that has been approved by the Bankruptcy Court], and which is provided to help you understand and evaluate the Plan.
This is a liquidating plan.  The Plan’s objective is to transfer all the Debtor’s assets, including all Recovery Rights, to the Liquidating Trust, which shall liquidate such assets and distribute the proceeds to holders of Liquidating Trust Interests in satisfaction of the Debtor’s obligations hereunder.  The Plan divides Creditors and holders of Interests into Classes based on their legal rights and interests and provides for the satisfaction of Claims from the Debtor’s assets.  The holders of Interests will not receive or retain anything on account of their Interests.
ARTICLE II
DEFINITIONS AND RULES OF CONSTRUCTION
A.           Specific Definitions.
In addition to such other terms as are defined in other Sections hereof, the following terms shall have the following meanings:
1.           “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Code and entitled to priority pursuant to sections 507(a)(l) or 507(b) of the Code, including compensation of and reimbursement of costs to Professionals, and all fees and charges assessed against the Debtor and the Estate under 28 U.S.C. section 1930.
2.           “Allowed Administrative Claim” means all or that portion of an Administrative Claim which is an Allowed Claim.

_____________________

1 All capitalized terms in the Plan have the meanings set forth in Article II, infra.

3.           “Allowed Claim” means that portion of a Claim which: (a) was scheduled by the Debtor pursuant to section 521 of the Code, other than a Claim scheduled as disputed, contingent or unliquidated; (b) is set forth in a proof of Claim which was timely filed with the Bankruptcy Court, and as to which no objection has been filed within the time provided by the Plan; or (c) if a proof of Claim was timely filed and an objection to the proof of Claim was filed, has been allowed by a Final Order.
4.           “Allowed Convenience Claim” means all or that portion of a Convenience Claim which is an Allowed Claim.
5.           “Allowed Priority Claim” means all or that portion of a Priority Claim which is an Allowed Claim.
6.           “Allowed Priority Tax Claim” means all or that portion of a Priority Tax Claim which is an Allowed Claim.
7.           “Allowed Secured Claim” means an Allowed Claim secured by a lien on any property of the Estate, but only to the extent of the value of the interest of the holder of such Allowed Claim in such property, the calculation of which shall not include any demand for default interest, penalty interest or other similar demands.
8.           “Allowed Unsecured Claim” means all or that portion of an Unsecured Claim which is an Allowed Claim.
9.           “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of California, having jurisdiction over the Case and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code, the unit of such District Court pursuant to section 151 of title 28 of the United States Code; or, in the event such court ceases to exercise jurisdiction over the Case, such court or unit thereof that exercises jurisdiction over the Case in lieu thereof.
10.           “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules for the Bankruptcy Court, to the extent applicable to the Case, including all amendments thereto to the extent such amendments are applicable to the Case.

11.           “Beneficiaries” means the beneficiaries of the Liquidating Trust in accordance with Treasury Regulation Section 301.7701-4(d).
12.           “Business Day” means any day except Saturday, Sunday or any day on which commercial banks in San Diego, California are authorized by law to close.
13.           “Case” means the chapter 11 case number 09-19431-LA11 under the Code, commenced by the Debtor on the Petition Date.
14.           “Cash” means lawful currency of the United States of America and its equivalents or a check issued by the Debtor or Liquidating Trustee.
15.           “Certificate” means any instrument, including, without limitation, any note, bond, indenture or other document evidencing or creating any indebtedness or obligation of the Debtor, evidencing a Claim against the Debtor.
16.           “Claim” means the term as defined in section 101(5) of the Code.
17.           “Class” means a group of Claims or Interests classified together in a class designated in Article III.
18.           “Code” means the Bankruptcy Code, as codified in Title 11 of the United States Code, 11 U.S.C. § 101 et seq., including all amendments thereto to the extent such amendments are applicable to the Case.
19.           “Committee” means the Official Committee of Unsecured Creditors appointed by the Office of the United States Trustee in the Case pursuant to section 1102(a), as it may be constituted from time to time, and its current and former members.
20.           “Confirmation Date” means the date of Entry of the Confirmation Order.
21.           “Confirmation Hearing” means the hearing before the Bankruptcy Court to be held in accordance with section 1128(a) of the Code.
22.           “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Code.
23.           “Convenience Claim” means any Unsecured Claim, other than a Trust Claim, that is (i) an Allowed Claim for an amount of $7,500 or less or (ii) is an Allowed Claim in an amount greater than $7,500, but which is reduced to $7,500 by election of the holder thereof pursuant to such holder’s ballot.  In no event shall any Convenience Claim exceed $7,500 for the purposes of allowance, treatment or Distribution under this Plan.
24.           “Creditor” means any Person that is the holder of a Claim.
25.           “Debtor” means Imperial Capital Bancorp, Inc., a Delaware corporation, whether as a debtor or as a debtor in possession.
26.           “Disclosure Statement” means the AMENDED DISCLOSURE STATEMENT RE AMENDED CHAPTER 11 LIQUIDATING PLAN OF REORGANIZATION FOR DEBTOR IMPERIAL CAPITAL BANCORP, INC., A DELAWARE CORPORATION DATED APRIL 15, 2011 (and all annexes attached thereto or referenced therein) that relates to this Plan and is approved pursuant to section 1125 of the Code in an order Entered by the Bankruptcy Court, as such Disclosure Statement may be amended, modified or supplemented.
27.           “Disputed Claim” means any Claim which is not an Allowed Claim.
28.           “Disputed Claims Reserve” has the meaning set forth in Article VI(D) of the Plan.
29.           “Distribution” means any distribution of Cash or otherwise made under the Plan by the Debtor or the Liquidating Trustee, as applicable.
30.           “Distribution Date” means (i) the Initial Distribution Date, and (ii) any subsequent date on which a Distribution is made by the Liquidating Trustee.
31.           “Effective Date” means the first Business Day on which all the conditions precedent to the effectiveness of the Plan specified in Article IX.B are satisfied or waived as provided in Article IX.B, provided, however, that if a stay, injunction or similar provision of the Confirmation Order is in effect, the Effective Date shall be the first Business Day after such stay, injunction or similar proceeding is no longer in effect.
32.           “Entered” or “Entry” means the recording on the Bankruptcy Court docket for the Case by the clerk of the Bankruptcy Court.
33.           “Estate” means, with respect to the Debtor, the estate created by section 541(a) of the Code on the Petition Date.
34.           “Expense Reserve” has the meaning set forth in Article VI(C).

35.           “Final Distribution” means a  final Distribution of all remaining funds in the Liquidating Trust, after final payment of all costs, expenses, and  liabilities of the Liquidating Trust, including any unpaid costs, expenses and fees of the Liquidating Trustee and members of the Trust Advisory Board, which shall occur at such time as all actions relating to the Recovery Rights have been completed, settled or abandoned and all other assets of the Liquidating Trust have been liquidated to Cash or abandoned.
36.           “Final Order” means an order or judgment Entered by the Bankruptcy Court or any other court exercising jurisdiction over the subject matter of the Case and the parties: (i) that has not been reversed, stayed, modified or amended; (ii) as to which no appeal, certiorari proceeding, reargument, or other review or rehearing has been requested or is still pending; and (iii) as to which the time for filing a notice of appeal or petition for certiorari shall have expired.  Notwithstanding, and in lieu of the foregoing, with respect to the Confirmation Order, Final Order means an order or judgment of the Bankruptcy Court confirming the Plan and with respect to which no stay pending appeal is in effect.
37.           "Governmental Entity" means any legislature, agency, bureau, department, commission, court, political subdivision, tribunal or other instrumentality of government whether local, state, federal or foreign, and such other entities as defined and described in section 101(27) of the Code.
38.           “Indentures” means (i) the Indentures between the Debtor and U.S. Bank National Association pursuant to which subordinated debentures are held by ITLA Capital Statutory Trusts I, II, and V and (ii) the Indentures between the Debtor and The Bank of New York Mellon (f/k/a The Bank of New York) pursuant to which subordinated debentures are held by ITLA Capital Statutory Trusts III and IV.
39.           “Indenture Trustees” mean U.S. Bank National Association and The Bank of New York Mellon (f/k/a The Bank of New York) but in each case solely in its capacity as a party to a particular Indenture.

40.           “Initial Distribution” means the initial Cash Distribution to the holders of Allowed Claims consisting of available Cash from the Debtor or Liquidating Trust Proceeds, as applicable.
41.           “Initial Distribution Date” means the Effective Date, or as soon as reasonably practicable after the Effective Date, but in no event more than forty-five (45) days thereafter, provided however, such forty–five (45) day period may be extended by the Liquidating Trustee with the approval of the Trust Advisory Board, but in no event extended to a date that is more than 120 days after the Effective Date.
42.           “Insider” means the term as defined in section 101(31) of the Code.
43.           “Interests” means any equity interests, ownership rights, or shares in the Debtor (including, without limitation, all capital stock, stock certificates, common stock, preferred stock, partnership interests, membership and other interests in a limited liability company, rights, options, warrants, contingent warrants, convertible or exchangeable securities, investment securities, subscriptions or other agreements and contractual rights to acquire or obtain such an interest or share in the Debtor, partnership interests in the Debtor’s stock appreciation rights, conversion rights, repurchase rights, redemption rights, dividend rights, preemptive rights and liquidation preferences, puts, calls or commitments of any character whatsoever relating to any such equity, ownership interests or shares of capital stock of the Debtor or obligating the Debtor to issue, transfer or sell any shares of capital stock) whether or not certificated, transferable, voting or denominated “stock” or a similar security, and any Claim relating to or arising from any of the foregoing.
44.           “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
45.           "ITLA Capital Statutory Trusts" means, collectively, ITLA Capital Statutory Trust I, ITLA Capital Statutory Trust II, ITLA Capital Statutory Trust III, ITLA Capital Statutory Trust IV, and ITLA Capital Statutory Trust V.
46.           “Liquidating Trust” means that certain trust formed pursuant to the Plan, Confirmation Order, and Liquidating Trust Agreement, and created for the benefit of holders of Allowed Class 3 Claims under the Plan.

47.           “Liquidating Trust Agreement” means that certain Liquidating Trust Agreement by and between the Debtor and Liquidating Trustee, to be entered into pursuant to the Plan and the Confirmation Order, substantially in the form appended as Exhibit “A” hereto, as may be amended from time to time in accordance with the terms thereof.
48.           “Liquidating Trust Interest” means the beneficial interest in the Liquidating Trust allocable to holders of Allowed Class 3 Claims and which represents the right to receive, on a pro rata basis, such holder’s share of the Liquidating Trust Proceeds.
49.           “Liquidating Trust Proceeds” means (i) any Cash transferred to the Liquidating Trust on the Effective Date, and (ii) any Cash received by the Estate or the Liquidating Trust from any source after the Effective Date, including without limitation, Cash generated by the prosecution or settlement of the Recovery Rights, minus all Cash used to (x) pay the liabilities , costs and expenses of the Liquidating Trust, and (y) fund the Disputed Claims Reserve and the Expense Reserve.
50.           “Liquidating Trustee” means the trustee of the Liquidating Trust, which has the powers and responsibilities set forth in the Plan, the Confirmation Order and the Liquidating Trust Agreement and any successor trustee appointed pursuant to the Liquidating Trust Agreement.
51.           “Person” means an individual, partnership, limited liability company, corporation, association, joint stock company, trust, entity, joint venture, labor organization, unincorporated organization, Governmental Entity, and such other entities as defined and described in section 101(41) of the Code.
52.           “Petition Date” means December 18, 2009.
53.           “Plan” means this AMENDED CHAPTER 11 LIQUIDATING PLAN OF REORGANIZATION FOR DEBTOR IMPERIAL CAPITAL BANCORP, INC., A DELAWARE CORPORATION DATED APRIL 15, 2011 (including all exhibits hereto), as modified or amended from time to time.
54.           “Plan Supplement” means the compilation of documents and exhibits relevant to the implementation of the Plan, including but not limited to the Liquidating Trust Agreement and such other documents and exhibits that will be filed no later than ten (10) days prior to the deadline for filing objections to confirmation of the Plan set forth in the Disclosure Statement, and which may be amended, supplemented or modified through and including the date of the Confirmation Hearing, subject to the approval of the Committee.
55.           “Priority Claim” means a Claim other than an Administrative Claim or a Priority Tax Claim which, if allowed, would be entitled to priority under section 507(a) of the Code.
56.           “Priority Tax Claim” means a Claim entitled to priority under sections 502(i) and 507(a)(8) of the Code.
57.           “Professionals” means those Persons (a) employed in the Case under sections 327 or 1103 of the Code, and (b) entitled, under sections 330, 503(b), 506(b), or 507(a)(1) of the Code, to seek compensation for legal, accounting or other professional services and the costs and expenses related to such services from the Debtor or the Estate.
58.           “Recovery Rights” means any and all causes of action, claims, obligations, suits, debts, judgments, demands, whether at law or in equity against any and all third parties, whether or not brought as of or after the Effective Date, which are the property of the Debtor or the Estate, including, but not limited to: (i) any pending or future actions against the Federal Deposit Insurance Corporation in its capacity as receiver of Imperial Capital Bank, other government receiver, or otherwise; (ii) any pending or future actions against current or former officers, directors, or other insiders of the Debtor; (iii) any and all rights, claims, and causes of action of the Debtor or the Estate arising under sections 506(c), 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552(b), 553, or 724 of the Code; and (iv) any pending or future actions against any insurer and/or insurance policies in which either the Debtor and/or their current or former Insiders have an insurable or other interest in or right to make a claim against; provided, however, nothing contained herein shall modify, restrict or impair any rights, claims or interests of any current or former Insiders with respect to any insurance policy coverage or proceeds.
59.           “Secured Claim” means a Claim against the Debtor secured by a lien on any property of the Estate.
60.           “Treasury Regulations” means the United States Department of Treasury regulations promulgated under the Internal Revenue Code.

61.           “Trust Advisory Board” means the trust advisory board provided for in the Liquidating Trust Agreement, as it may be constituted from time to time in accordance with the Liquidating Trust Agreement.  As of the Effective Date, the Trust Advisory Board will be comprised of one Debtor nominee and two Committee nominees.
62.           “Trust Claims” means the Unsecured Claims held by holders of the Trust Preferred Securities.
63.           “Trust Preferred Securities” mean the preferred securities issued by each of the  ITLA Capital Statutory Trusts.
64.           “Trust Professionals” means Persons employed by the Liquidating Trustee or the Trust Advisory Board to provide services to the Liquidating Trust or the Trust Advisory Board,  including attorneys, financial advisors, accountants, appraisers, disbursing agents or other parties deemed by the Liquidating Trustee and the Trust Advisory Board, as applicable, to have the qualifications necessary or desired to assist in the proper administration of the Liquidating Trust.
65.           “Trust Property” means (i) all assets of the Debtor as they exist on the Effective Date or thereafter, including, without limitation, Cash, Recovery Rights, and any other assets that are determined to be property of the Debtor, but excluding any assets of the Debtor that are the subject of a Distribution made on the Effective Date.
66.           “Unclaimed Distributions” means Distributions that remain unclaimed for a period of six (6) months after delivery (or delivery has been attempted).
67.           “Unsecured Claim” means any Claim of a Creditor against the Debtor, however arising, which is not an Administrative, Tax, Priority or Secured Claim.
B.           Interpretation, Rules of Construction and Computation of Time
1.           Any term used in this Plan that is not defined herein or in the Disclosure Statement, whether in this Article II or elsewhere, or other exhibits hereto, but that is used in the Code or the Bankruptcy Rules has the meaning ascribed to that term in (and shall be construed in accordance with the rules of construction under) the Code or the Bankruptcy Rules.

2.           The words “herein,” “hereof,” “hereto,” “hereunder” and others of similar import refer to this Plan as a whole and not to any particular Article, Section, subsection or clause contained in this Plan.
3.           Unless specified otherwise in a particular reference, a reference in this Plan to an "Article" or a "Section" is a reference to that Article or Section of this Plan.
4.           Any reference in this Plan to a document being in a particular form or on particular terms and conditions means that the document shall be substantially in such form or substantially on such terms and conditions.
5.           Any reference in this Plan to an existing document means such document, as it may have been amended, modified or supplemented from time to time as of the Effective Date.
6.           Whenever from the context it is appropriate, each term stated in either the singular or the plural shall include both the singular and the plural.
7.           Except as otherwise provided herein, the rules of construction set forth in section 102 of the Code shall apply to this Plan.
8.           In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.
9.           All exhibits to this Plan are incorporated into this Plan, and shall be deemed to be included in this Plan, regardless of when filed with the Bankruptcy Court.
10.           The provisions of the Plan shall control over the contents of the Disclosure Statement.  The provisions of the Confirmation Order shall control over the contents of the Plan.
11.           Whenever the time for occurrence or happening of an event as set forth in the Plan falls on a day that is not a Business Day, then the time for the occurrence or happening of said event shall be extended to the next Business Day.
12.           Subject to the provisions of any contract, certificate of incorporation, bylaw, instrument, release or other agreement or document entered into in connection with the Plan, the rights and obligations arising pursuant to the Plan shall be governed by, and construed and enforced in accordance with applicable federal law, including the Code and Bankruptcy Rules.

13.           All references to statutes, regulations, orders, rules of court, and the like shall mean as amended from time to time, as applicable to the Case, unless otherwise stated.
14.           Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtor shall mean the Debtor and the Liquidating Trustee, as applicable, to the extent the context requires.
ARTICLE III
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS
As required by the Code, the Plan classifies Claims and Interests in various Classes according to their right to priority of payments as provided in the Code.  The Plan states whether each Class of Claims or Interests is impaired or unimpaired.  The Plan provides the treatment each Class will receive under the Plan.
A.           Unclassified Claims.
Certain types of Claims are not placed into voting Classes; instead they are unclassified.  They are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Code.  As such, the Debtor has not placed the following Claims in a Class.  The treatment of these Claims is provided below.
1.           Administrative Claims.
a.           Treatment.
Unless otherwise agreed to by the holder of an Allowed Administrative Claim and the Debtor or the Liquidating Trustee, as applicable, each holder of an Allowed Administrative Claim shall receive Cash equal to the unpaid portion of such Allowed Administrative Claim: (I) on the later of (x) the Effective Date, and (y) the date an order of the Bankruptcy Court allowing the Administrative Claim becomes a Final Order, or (II) as otherwise ordered by the Bankruptcy Court.
b.           Bar Date For Administrative Claims.
All applications, including final applications, for compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date, and any other request for compensation by any Person for making a substantial contribution in the Case, and all other requests for payment of an Administrative Claim incurred before the Effective Date under sections

503(b), 507(a)(1) or 507(b) of the Code (except only for Claims under 28 U.S.C. section 1930) shall be filed no later than sixty (60) days after the Effective Date.
As to other administrative expenses that do not require Bankruptcy Court approval to become Allowed Claims, Creditors shall file such requests for an administrative expense payment with the Bankruptcy Court and serve on the Liquidating Trustee and United States Trustee no later than sixty (60) days after the Effective Date or by such other bar date as the Bankruptcy Court may set.  Holders of claims for the provision of ordinary-course goods and services post-petition to the Debtor need not file requests for payment of administrative expenses.
Any Administrative Claim not filed or submitted as explained above within the deadlines set forth herein shall be forever barred, and any Creditor that  is required to file a request for payment of an administrative expense and that does not file such request by the applicable bar date shall be forever barred from asserting such Claim or request against the Debtor, the Estate, the Liquidating Trust, or the Trust Property.
2.           Priority Tax Claims.
Each holder of an Allowed Priority Tax Claim shall receive Cash equal to the amount of such Allowed Priority Tax Claim on the later of (x) the Effective Date, and (y) the date an order of the Bankruptcy Court allowing such Priority Tax Claim becomes a Final Order, unless otherwise agreed to by the holder and the Debtor or the Liquidating Trustee, as applicable.  Holders of Allowed Priority Tax Claims shall not be entitled to receive any payment on account of interest that accrued after the Petition Date on, or penalties with respect to or arising in connection with, such Allowed Priority Tax Claims, except as specifically allowed by Final Order of the Bankruptcy Court.
B.           Classified Claims And Interests.
A Claim or Interest shall be deemed classified in a particular Class only to the extent the Claim or Interest qualifies within the description of the Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class.  A Claim or Interest is classified in a particular Class regardless of whether the Claim or Interest is an Allowed Claim or Interest in that Class, or only asserted as such, but only to the extent that it has not been paid, released, disallowed or otherwise satisfied.  The treatment with respect to each Class of Claims and Interests provided for in this Article III shall be in full and complete satisfaction and release of such Claims and Interests.
1.           Class 1 (Secured Claims).
Class 1 consists of all Secured Claims.  The legal, equitable and contractual rights of the holders of Allowed Secured Claims are unaltered by the Plan.  Unless otherwise agreed to by the holder of an Allowed Secured Claim and the Debtor, each holder of an Allowed Secured Claim shall receive on the later of (x) the Effective Date, and (y) the date an order of the Bankruptcy Court allowing the Secured Claim becomes a Final Order, on account of and in full satisfaction of its Allowed Secured Claim, either of the following treatments at the election of (A) the Debtor, with the consent of the Committee, or (B) if after the Effective Date, the Liquidating Trustee: (i) Cash equal to the amount of the Allowed Secured Claim or (ii) possession of the property in which the holder of the Allowed Secured Claim has a perfected, unavoidable and enforceable lien, security interest or other charge and relief from the automatic stay provided by section 362 of the Code to foreclose, collect upon or set-off the property in accordance with applicable non-bankruptcy law; provided, however, that any time after the Confirmation Date but before the Effective Date, the Debtor, with the consent of the Committee, can elect to give to the holder of an Allowed Secured Claim the treatment provided in subparagraph (ii) above.  Class 1 is unimpaired under the Plan and the holders of Class 1 Allowed Secured Claims, if any, are deemed to accept the Plan.
2.           Class 2 (Priority Claims).
Class 2 consists of all Priority Claims.  Unless otherwise agreed to by the holder of an Allowed Priority Claim and (A) the Debtor, with the consent of the Committee or, (B) if after the Effective Date, the Liquidating Trustee, each holder of an Allowed Priority Claim shall receive Cash equal to the amount of the Allowed Priority Claim on the later of (x) the Effective Date, and (y) the date an order of the Bankruptcy Court allowing the Priority Claim becomes a Final Order.  Class 2 is unimpaired under the Plan and holders of Class 2 Allowed Priority Claims are deemed to accept the Plan.
3.           Class 3 (General Unsecured Claims).
Class 3 consists of all Unsecured Claims against the Debtor which are not included in any other Class in the Plan or otherwise provided for in the Plan, including the Trust Claims.  Each holder of an

Allowed Unsecured Claim shall receive, on account of and in full satisfaction of its Allowed Unsecured Claim, on the Initial Distribution Date (i) a Cash Distribution in an amount equal to its pro rata portion of the Initial Distribution, and (ii) an allocation of Liquidating Trust Interests entitling such holder of an Allowed Unsecured Claim to its pro rata portion of future Distributions of any available Liquidating Trust Proceeds on each Distribution Date up to and including the Final Distribution Date.  Distributions to holders of Class 3 Claims shall be governed by Article VI, Section B.  Class 3 is impaired under the Plan and holders of Class 3 Allowed Unsecured Claims are entitled to vote to accept or reject the Plan.
4.           Class 4 (Convenience Claims).
Class 4 consists of Convenience Claims.  Each holder of an Allowed Convenience Claim shall receive, on account of and in full satisfaction of its Allowed Convenience Claim, Cash equal to 100% of the amount of the Allowed Convenience Claim on the later of (x) the Effective Date, and (y) the date an order of the Bankruptcy Court  allowing the Convenience Claim becomes a Final Order.  Class 4 is unimpaired under the Plan and the holders of Class 4 Allowed Convenience Claims are deemed to accept the Plan pursuant to section 1126(f) of the Code.
5.           Class 5 (Holders Of Interests).
Class 5 is comprised of holders of Interests.  Holders of Class 5 Interests shall neither receive nor retain any property under the Plan and all Interests of the Debtor shall be cancelled as of the Effective Date.  Class 5 is impaired under the Plan and the holders of Class 5 Interests are deemed to reject the Plan.
ARTICLE IV
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
All executory contracts or unexpired leases of the Debtor, except (a) those previously assumed and assigned by Final Order and (b) those which are assumed under the Plan, are rejected.  The Debtor shall file a schedule of executory contracts to be assumed, if any, in the Plan Supplement.
Any Claims arising from the rejection of an executory contract or unexpired lease as a result of confirmation of the Plan shall be filed with the Bankruptcy Court and served on the Liquidating Trustee and its counsel  no later than thirty (30) days after the Effective Date.

ARTICLE V
MEANS OF IMPLEMENTATION OF THE PLAN
A.           Liquidating Trust.
1.           Execution of Liquidating Trust Agreement.
On or before the Effective Date, the Debtor and the Liquidating Trustee shall execute and deliver the Liquidating Trust Agreement, and shall take all other necessary actions to establish the Liquidating Trust.  The Liquidating Trust Agreement may provide powers, duties, and authorities in addition to those explicitly stated in the Plan, but only to the extent that such powers, duties and authorities: (i) are approved by the Committee and (ii) do not affect the status of the Liquidating Trust as a “liquidating trust” for United States federal income tax purposes.
2.           Purpose of the Liquidating Trust.
The Liquidating Trust shall be organized and established: (i) as a trust for the benefit of the holders of Allowed Class 3 Claims for the limited purpose of liquidating and distributing the Trust Property with no objective to continue or engage in the conduct of a trade or business, and is intended to qualify as a liquidating trust within the meaning of Treasury Regulation Section 301.7701-4(d) and (ii) for the limited purpose of (x) objecting to and resolving any Disputed Claims and (y) making final Distributions to holders of Allowed Administrative Claims, Allowed Priority Tax Claims, and Allowed Claims in Classes 1, 2 and 4 of the Plan..
3.           Vesting of Estate’s Assets in the Liquidating Trust.
Except as otherwise provided in the Plan, on the Effective Date the Trust Property shall automatically vest in the Liquidating Trust, free and clear of all claims, liens, encumbrances, charges and other interests of any kind, without the need for the execution and delivery of any instruments of assignment, for the express purpose of, among other things, enabling the Liquidating Trustee to make Distributions to holders of Liquidating Trust Interests pursuant to the terms and conditions of the Plan.  Such transfer shall be exempt from any mortgage or other document recording tax, stamp tax, conveyance fee, sales or use tax, intangibles transfer tax, real estate transfer tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, pursuant to section 1146(a) of the Code and the Confirmation Order will direct the appropriate state or local government officials or agents to forego the collection of any such tax or governmental assessment.  The transfer of the Trust Property to the Liquidating Trust in accordance with the Plan shall be final and irrevocable.  From and after the Effective Date, the Liquidating Trustee shall be vested with all rights and remedies of the Debtor with respect to the Trust Property, including the right to administer, prosecute, settle and enforce all Recovery Rights, and the Liquidating Trustee shall be substituted for and shall replace the Debtor, the Estate, and the Committee, as applicable, as the party in interest in any and all such litigation pending as of the Effective Date.
Additionally, any attorney client privilege, work product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) associated with the Trust Property, the Recovery Rights and any claims will vest in the Liquidating Trust and the Liquidating Trustee, in trust, and the Debtor and the Committee shall be deemed to have transferred, assigned and delivered such privileges and immunity, without waiver, to the Liquidating Trust.  The Debtor and the Liquidating Trustee shall be authorized to take all necessary actions to effectuate the transfer of such privileges and immunity.
4.           Appointment of the Liquidating Trustee.
On the Effective Date, Anthony Rusnak shall be appointed as the Liquidating Trustee.  The Liquidating Trustee shall, in accordance with the Liquidating Trust Agreement, serve in such capacity through the earlier of (i) the date the Liquidating Trust is dissolved and (ii) the date on which the Liquidating Trustee resigns, is removed or otherwise becomes unable to serve as such as set forth in the Liquidating Trust Agreement; provided, however, that in the event that the Liquidating Trustee resigns, is removed or becomes unable to serve, the Trust Advisory Board shall select the successor  Liquidating Trustee pursuant to the Liquidating Trust Agreement.
5.           Administration of the Liquidating Trust.
The Liquidating Trust shall be administered by the Liquidating Trustee according to the Liquidating Trust Agreement and the Plan.  In the event of any conflict between the terms of the Plan and the terms of the Liquidating Trust Agreement, the terms of the Plan shall govern.
6.           Liquidating Trust Interests.
On the Initial Distribution Date, each holder of an Allowed Class 3 Claim will receive notification from the Liquidating Trustee as to the number of Liquidating Trust Interests allocated to such holder on account of such holder’s Allowed Class 3 Claim(s) in accordance with Article III.B.3.  The Liquidating Trust Interests will not be certificated, but, rather, will be reflected through book entries made by the Liquidating Trustee.
7.           Powers and Duties of the Liquidating Trustee.
From and after the Effective Date, and as set forth in more detail in the Liquidating Trust Agreement, the Liquidating Trustee shall be vested with the power and authority, and duties and obligations set forth in the Liquidating Trust Agreement, which shall include but shall not be limited, to: (i) making the Distributions contemplated herein and in the Liquidating Trust Agreement; (ii) administering, holding and liquidating any Trust Property in a commercially reasonable manner; (iii) maximizing the recovery for holders of Liquidating Trust Interests; (iv) administering, investigating, enforcing, prosecuting, settling, and abandoning any Recovery Rights in the name of, and for the benefit of, the Liquidating Trust; (v) analyzing Claims, and objections thereto, and settling, compromising, disputing, and prosecuting Disputed Claims, as applicable; (vi) administering the Plan; and (vii) filing appropriate tax returns, each in the exercise of its fiduciary obligations.  The Liquidating Trustee shall be authorized, pursuant to the terms of the Liquidating Trust Agreement and without the necessity of obtaining approval from the Bankruptcy Court or providing notice to any party in interest, to (a) retain such professionals as are necessary and appropriate in furtherance of the fiduciary obligations of the Liquidating Trust and the Liquidating Trustee, which professionals need not be "disinterested" as such term is defined in the Code, and (b) invest Liquidating Trust Proceeds (including any earnings thereon or proceeds therefrom) as permitted by section 345 of the Code and the terms of the Liquidating Trust Agreement; provided, however, that such investments are investments permitted to be made by a Liquidating Trust within the meaning of Treasury Regulation Section 301.7701-4(d), as reflected therein, or under applicable Internal Revenue Service guidelines, rulings, or other controlling authorities.  The Liquidating Trustee shall exercise such of the rights and powers vested in it by this Plan, the Liquidating Trust Agreement, and the Confirmation Order, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

8.           Maintenance of Bank Accounts and Distribution of Trust Property.
The Liquidating Trustee shall be authorized to disburse the Liquidating Trust Proceeds to the holders of Liquidating Trust Interests and otherwise in accordance with the terms of the Plan and the Liquidating Trust Agreement.  All Trust Property (including any Liquidating Trust Proceeds) shall be held in the Liquidating Trust for the benefit of holders of Disputed Claims and Liquidating Trust Interests in one or more separate bank or other depository accounts or investment accounts, in accordance with section 345 of the Code, as determined by the Liquidating Trustee in accordance with the terms of the Liquidating Trust Agreement.  The Liquidating Trustee shall be entitled to use the Debtor’s bank accounts that are in existence as of the Effective Date and shall be authorized to open such other bank or depository accounts for the Liquidating Trust as may be necessary or appropriate in its discretion, to enable it to carry out the provisions of the Plan (provided that, any bank account opened by the Liquidating Trustee shall be at a financial institution on the United States Trustee’s list of Authorized Bank Depositories under section 345 of the Code).  The Liquidating Trustee may, from time to time, invest Liquidating Trust Proceeds (including any earnings thereon or proceeds therefrom) in certificates of deposit, treasury bills, money market accounts or other short term investments, consistent with section 345 of the Code and the terms of the Liquidating Trust Agreement.  All interest earned thereon shall be retained for Distribution to the holders of Liquidating Trust Interests pursuant to the Plan.  The Liquidating Trustee will continue to make Distributions until all the Trust Property (including any earnings thereon or proceeds therefrom), has been distributed to holders of Liquidating Trust Interests in accordance with the terms of the Plan.
B.           Dissolution of the Liquidating Trust.
The Liquidating Trust shall be dissolved no later than three (3) years from the Effective Date provided, however, that, the Bankruptcy Court, upon a motion made by the Liquidating Trustee or the Trust Advisory Board, may extend the term of the Liquidating Trust for a finite period or periods if such an extension is warranted by the facts and based upon a finding that such an extension is necessary to the liquidating purpose of the Liquidating Trust; provided further, however, that any such extension is approved by the Bankruptcy Court within six (6) months of the beginning of the proposed extended term.  The aggregate of all extensions shall not exceed two (2) years, unless the Liquidating

Trustee receives a favorable ruling from the Internal Revenue Service or an opinion of counsel acceptable to the Liquidating Trustee and the Trust Advisory Board that any further extension would not adversely affect the status of the Liquidating Trust as a liquidating trust within the meaning of Treasury Regulations Section 301.7701-4(d) for federal income tax purposes.  Upon the Distribution of all the Trust Property, the Liquidating Trustee shall take all necessary steps to effect the dissolution of the Liquidating Trust, in accordance with the terms of the Liquidating Trust Agreement.
C.           Federal Income Tax Treatment.
1.           General.
If possible, the Liquidating Trust will be structured for federal income tax purposes as a “liquidating trust” as defined in Treasury Regulations Section 301.7701-4(d) according to the guidelines established by the Internal Revenue Service in Rev. Proc. 94-45, 1994-2 C.B. 684, for the formation of liquidating trusts.  If the Liquidating Trust cannot be structured to comply with Treasury Regulations Section 301.7701-4(d) and, to the extent required, Rev. Proc. 94-45, then the Liquidating Trust  will be structured as another entity or entities intended not to be subject to federal income tax, i.e. a “flow through” entity.
2.           Assets Treated as Owned by Creditors.
All parties, including, without limitation, the Debtor, the Liquidating Trust, and the holders of Allowed Class 3 Claims, shall, for all U.S. federal income tax purposes, treat the transfer of the Trust Property to the Liquidating Trust as (a) a transfer of the Trust Property directly to the holders of Allowed Class 3 Claims followed by (b) such holders’ transfer of the Trust Property to the Liquidating Trust, in exchange for Liquidating Trust Interests.  The holders of Allowed Class 3 Claims shall be treated for federal income tax purposes as the grantors and owners of their respective shares of the Trust Property.
3.           Tax Reporting.
The Liquidating Trustee shall file tax returns for the Liquidating Trust that are legally required to be filed.  The Liquidating Trustee shall also send annually to each holder of a Liquidating Trust Interest a separate statement setting forth such holder’s share income, gain, loss, deduction, or credit related thereto and will instruct all such holders to report such items on their federal income tax returns.  The Liquidating Trust’s taxable income, gain, loss, deduction, or credit will be allocated to the holders of Liquidating Trust Interests in accordance with their relative interests in the Liquidating Trust.
No later than ninety (90) days following the Effective Date, the Liquidating Trustee, in reliance upon such professionals as the Liquidating Trustee may retain, shall make a good faith valuation of the Trust Property, and such valuation shall be used consistently by all parties (including, without limitation, the Liquidating Trustee and the holders of Liquidating Trust Interests) for all federal income tax purposes.  The Liquidating Trustee also shall file or cause to be filed, any other statements, returns, or disclosures relating to the Liquidating Trust that are required by any Governmental Entity.
Subject to definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary (including receipt by the Liquidating Trust of a private letter ruling if requested, or the receipt of an adverse determination by the Internal Revenue Service upon audit if not contested), the Liquidating Trust may (i) treat any assets allocable to, or retained on account of, Disputed Claims as held by the Disputed Claims Reserve, which shall be composed of one or more discrete trusts for federal income tax purposes, consisting of separate and independent shares to be established in respect of each Disputed Claim in accordance with the trust provisions of the Internal Revenue Code (sections 641 et seq.), (ii) treat as taxable income or loss of the Disputed Claims Reserve, with respect to any given taxable year, the portion of the taxable income or loss of the Liquidating Trust that would have been allocated to holders of Disputed Claims had such Claims been Allowed on the Effective Date (but only for the portion of the taxable year with respect to which such Claims are unresolved), and (iii) to the extent permitted by applicable law, report to the applicable taxing authorities consistent with the foregoing for state and local income tax purposes.  All holders of Liquidating Trust Interests shall report, for tax purposes, consistent with the foregoing.
The Liquidating Trustee shall be responsible for payments, out of the Liquidating Trust Proceeds, of any taxes imposed on the Liquidating Trust or the Trust Property, including the Disputed Claims Reserve.  In the event, and to the extent, any Cash retained on account of Disputed Claims in the Disputed Claims Reserve is insufficient to pay any portion of such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims, such taxes shall be (i) reimbursed from any subsequent Cash amounts retained on account of Disputed Claims, or (ii) to the extent such Disputed Claims subsequently have been resolved, deducted from any amounts distributable by the Liquidating Trustee as a result of the resolutions of such Disputed Claims.
The Liquidating Trustee may request an expedited determination of the tax liability of the Liquidating Trust, including the Disputed Claims Reserve, under section 505(b)(2) of the Code for all returns for, or on behalf of the Liquidating Trust, for all taxable periods through the dissolution of the Liquidating Trust.
D.           Post Effective Date Fees and Expenses.
From and after the Effective Date, the Liquidating Trustee shall, in the ordinary course of business and without the necessity of Bankruptcy Court approval, pay the reasonable fees and expenses related to implementation and consummation of the Plan out of the Liquidating Trust Proceeds.  Any dispute with respect to such fees and expenses will be resolved by the Bankruptcy Court.
E.           Prosecution of Recovery Rights.
Except as otherwise provided in the Liquidating Trust Agreement, the Liquidating Trustee shall have full power and authority to commence, if not already commenced, prosecute, settle and abandon any action related to the Recovery Rights.  After the Effective Date, all actions relating to the Recovery Rights shall be filed and prosecuted in the name of the Liquidating Trust.  Any counsel retained by the Debtor or the Committee prior to the date the Confirmation Order becomes a Final Order shall not be disqualified from being retained by the Liquidating Trustee on the same terms and conditions of its prior employment solely by reason of that prior employment.
F.           Effect of Confirmation.
On the Confirmation Date, the provisions of the Plan shall be binding on the Debtor, the Liquidating Trustee, the Liquidating Trust, the Trust Advisory Board, the Estate, all holders of Claims against or Interests in the Debtor, and all other parties in interest whether or not such holders are impaired and whether or not such holders have accepted the Plan.
G.           Corporate Matters Regarding The Debtor.
On the Effective Date, (i) all Interests and any Certificates evidencing or creating any indebtedness or obligation of or ownership interest in the Debtor shall be deemed to be fully and finally cancelled and shall be of no further force or effect, without any further action being required to effect such cancellation, and (ii) the obligations of, Claims against, and Interests in the Debtor under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the Interests and any other Certificate evidencing or creating any indebtedness or obligation of the Debtor, will be released and satisfied.
On the Effective Date, after making the required transfers and Distributions, the Debtor shall be dissolved as a Delaware corporation, without any further action being required to effect such dissolution, and the Debtor’s officers, directors and employees will be terminated and relieved of any responsibilities to the Debtor.  Such dissolution shall be deemed to have occurred and be effective as provided herein and shall be authorized and approved in all respects, without any requirement of further action by stockholders or directors of the Debtor.  The Debtor and Liquidating Trustee shall each be authorized to execute, deliver, file or record any instruments, applications and documents and take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan including the dissolution of the Debtor.
H.           Nondischarge And Injunction.
1.           Nondischarge Of Debtor.
Pursuant to section 1141(d)(3) of the Code, the Confirmation Order shall not discharge Claims against the Debtor.  However, no Creditor or holder of an Interest may receive any payment from or seek recourse against any assets that are to be distributed under this Plan, except for those assets required to be distributed to that Creditor as expressly provided for in this Plan.  As of the Effective Date, all Persons are precluded from asserting against the Debtor, the Liquidating Trustee, the Liquidating Trust, the Indenture Trustees, the Committee, counsel for the members of the Committee and any counsel retained in the Case pursuant to sections 327, 328 or 1103 of the Code, or any property that is to be distributed under this Plan or the Liquidating Trust Agreement, any Claims, rights, causes of action, liabilities or Interests based upon or related to any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, other than as expressly provided in this Plan or the Confirmation Order, regardless of the filing, lack of filing, allowance or disallowance of such a Claim or Interest and regardless of whether such an entity has voted or not voted to accept or reject this Plan.
2.           Injunction.
Except as otherwise provided in the Plan or the Confirmation Order, on and after the Effective Date all Persons that have held, currently hold or may hold a debt, Claim, other liability or Interest against or in the Debtor that would be discharged upon confirmation of this Plan and the Effective Date but for the provisions of section 1141(d)(3) of the Code hereof are permanently enjoined from taking any of the following actions on account of such debt, Claim, liability, Interest or right:  (a) commencing or continuing in any manner any action or other proceeding on account of such debt, Claim, liability, Interest or right against the Debtor, the Liquidating Trustee, the Liquidating Trust, the Indenture Trustees, or property that is to be distributed under this Plan or by the Liquidating Trust, other than to enforce any right to a Distribution with respect to such property under the Plan; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree, or order against the Debtor, the Liquidating Trustee, the Liquidating Trust, the Committee, the members of the Committee, the Indenture Trustees, counsel for the members of the Committee and any counsel retained in the Case pursuant to sections 327, 328 or 1103 of the Code, or any property to be distributed to Creditors under this Plan, other than as permitted under subparagraph (a) above; and (c) creating, perfecting or enforcing any lien or encumbrance against any property to be distributed under this Plan or the Liquidating Trust Agreement, other than as permitted by this Plan.
On and after the Effective Date, each holder of a Claim or an Interest in the Debtor is permanently enjoined from taking or participating in any action that would interfere or otherwise hinder the Debtor or Liquidating Trustee from implementing this Plan, the Confirmation Order, or the Liquidating Trust Agreement.
I.           Exemption From Certain Transfer Taxes And Further Transactions.
Pursuant to  section 1146(a) of the Code, any transfers from the Debtor or the Liquidating Trustee to any other Person pursuant to the Plan, the Liquidating Trust Agreement, or any agreement regarding the transfer of title to or ownership of any of the Trust Property, will not be subject to any mortgage or other document recording tax, stamp tax, conveyance fee, sales or use tax, intangibles transfer tax, real estate transfer tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
ARTICLE VI
DISTRIBUTIONS
A.           Distributions to Holders of Allowed Claims Other than Holders of Allowed Class 3 Claims.
1.           Timing and Calculation of Amounts to be Distributed.
Unless otherwise provided for in the Plan, on the Effective Date, the Debtor will deliver to each holder of an (i) Allowed Administrative Claim, (ii) Allowed Priority Tax Claims, (iii) Allowed Secured Claim, (iv) Allowed Priority Claim, or (v) Allowed Convenience Claim, the Distribution to which the holders of such Claims are entitled pursuant to the Plan.  Any Distributions pursuant to this Article VI.A required to be made after the Effective Date shall be made by the Liquidating Trustee.
2.           Delivery of Distributions.
All Distributions to holders of Allowed Claims other than holders of Allowed Class 3 Claims shall be made by check mailed by first-class mail through the United States mail, with postage fully prepaid, or by wire transfer.  Distributions shall be made by the Debtor or a disbursing agent selected by the Debtor and the Committee prior to the Effective Date: (i) at the address set forth on the proof of Claim filed by such holder, (ii) at the address set forth in any written notices of address change delivered to the Debtor after the date of any related proof of Claim, but received within seven (7) days prior to the proposed Distribution, (iii) at the addresses reflected in the Schedules if no proof of Claim has been filed and if the Debtor has not received a written notice of a change of address within seven (7) days prior to the proposed Distribution, or (iv) if no proof of Claim is filed, no new address has been received by the Debtor and the holder’s address is not listed in the Schedules, at the last known address of such holder available to the Debtor.  Distributions shall be deemed made under the Plan on the date of the mailing of the checks or the wiring of funds.
If any holder’s Distribution is returned by the United States Post Office or undelivered due to lack of a current address or for any other reason, no further Distributions to such holder shall be made unless and until the Liquidating Trustee is notified of such holder’s then-current address, at which time all previously returned Distributions shall be made to such holder without interest; provided, however, that Distributions returned shall be retained by the Liquidating Trustee in the Disputed Claim Reserve for a period of six (6) months after their return, unless claimed by the relevant holder within that time period.  Thereafter, the Liquidating Trustee shall file a notice with the Bankruptcy Court setting forth the names of the holders of Unclaimed Distributions as of the date thereof.  Unless a holder asserts its rights with regard to such Unclaimed Distributions within thirty (30) days of the filing of the notice, such Unclaimed Distributions shall become Liquidating Trust Proceeds free and clear of any rights, Claims, or interests of such holder, and available for Distribution to the remaining holders of Liquidating Trust Interests.  The Claim of any holder to such Unclaimed Distributions shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.  No provision of this Plan or the Liquidating Trust Agreement shall be interpreted to require the Debtor, the Liquidating Trustee, or the Trust Advisory Board to attempt to locate any such holder.
B.           Distributions to Holders of Allowed Class 3 Claims.
1.           Timing and Calculation of Amounts to be Distributed.
a.           Initial Distribution.
On the Initial Distribution Date, the Debtor or the Liquidating Trustee, as applicable, shall deliver to each holder of an Allowed Class 3 Claim: (i) its pro rata share of the Initial Distribution and (ii) written notification as to the number of Liquidating Trust Interests allocated to such holder on account of such holder’s Allowed Class 3 Claim in accordance with Article III.B.3; provided that, the Liquidating Trustee shall be entitled to defer the Initial Distribution if the Liquidating Trustee and the Trust Advisory Board determine that the amount of Cash available for the Initial Distribution  is insufficient to justify the cost of the Initial Distribution.

b.           Subsequent Distributions.
   Additional Distributions will be made to the holders of Liquidating Trust Interests at such future dates as the Liquidating Trustee, subject to the approval of the Trust Advisory Board, determines are appropriate, provided that, Distributions are made on an annual basis, provided, further, that the Liquidating Trustee shall be entitled to defer any such Distribution if the Liquidating Trustee determines, with the approval of the Trust Advisory Board, that the amount of Liquidating Trust Proceeds available for Distribution at such time is insufficient to justify the cost of effecting the Distribution..
2.           Delivery of Distributions to Holders of Liquidating Trust Interests.
All Distributions to holders of Liquidating Trust Interests, shall be made by check mailed by first-class mail through the United States mail, with postage fully prepaid, or by wire transfer.  Distributions shall be made by the Liquidating Trustee (i) at the address set forth on the proof of Claim filed by such holder, (ii) at the address set forth in any written notices of address change delivered to the Debtor or Liquidating Trustee after the date of any related proof of Claim, but received within seven (7) days prior to the proposed Distribution, (iii) at the addresses reflected in the Schedules if no proof of Claim has been filed and if neither the Debtor nor the Liquidating Trustee has received a written notice of a change of address within seven (7) days prior to the proposed Distribution, (iv) if no proof of Claim is filed, no new addresses has been received by the Debtor or Liquidating Trustee and the holder’s address is not listed in the Schedules, at the last known address of such holder available to the Debtor or the Liquidating Trustee, or (v) as otherwise directed by the Indenture Trustees.  Distributions are deemed made under the Plan on the date of the mailing of the checks or the wiring of funds.
If any holder’s Distribution is returned by the United States Post Office or undelivered due to lack of a current address or for any other reason, no further Distributions to such holder shall be made unless and until the Liquidating Trustee is notified of such holder’s then-current address, at which time all previously returned Distributions shall be made to such holder without interest; provided, however, that Distributions returned shall be retained by the Liquidating Trustee in the Disputed Claim Reserve for a period of six (6) months after their return, unless claimed by the relevant holder within that time period.  Thereafter, the Liquidating Trustee shall file a notice with the Bankruptcy Court setting forth the names of the holders of Unclaimed Distributions as of the date thereof.  Unless a holder asserts its rights with regard to such Unclaimed Distributions within thirty (30) days of the filing of the notice, such Unclaimed Distributions shall become Liquidating Trust Proceeds free and clear of any rights, Claims, or interests of such holder, and available for Distribution to the remaining holders of Liquidating Trust Interests.  The Claim of any holder to such Unclaimed Distributions shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.  No provision of this Plan or the Liquidating Trust Agreement shall be interpreted to require the Debtor, the Liquidating Trustee, the Indenture Trustees, or the Trust Advisory Board to attempt to locate any such holder.
3.           Delivery of Distributions to the Indenture Trustees.
All Distributions to holders of Allowed Class 3 Trust Claims shall be made to the applicable Indenture Trustee on behalf of the holders of such Trust Claims, and each Indenture Trustee shall make further Distributions as set forth in Article VIII.G.4.  Except as otherwise expressly provided in this Plan, all such Distributions shall, for all income tax purposes, be allocated to the principal amount of the Trust Claim first and then, to the extent that the consideration exceeds the principal amount of the Trust Claim, to the portion of such Trust Claim representing accrued but unpaid interest.
C.           Expense Reserve.
On and after the Effective Date, the Liquidating Trustee shall establish and maintain a reserve of sufficient funds (the “Expense Reserve”) as the Liquidating Trustee, subject to the approval of the Trust Advisory Board, shall determine are reasonably necessary for the Liquidating Trust:  (i) to satisfy accrued ordinary course obligations of the Debtor that remain unpaid as of the Effective Date; (ii) to meet contingent liabilities and maintain the value of the Trust Property during the term of the Liquidating Trust (including taxes imposed or which may be imposed on the Liquidating Trust or in respect of Trust Property); and (iii) to make the payments and satisfy the existing and anticipated future obligations, costs, expenses, and liabilities of the Liquidating Trust, including compensation of the Liquidating Trustee and the Trust Professionals and to satisfy or maintain appropriate reserves for  any pending or anticipated indemnification obligations under Liquidating Trust Section 5.07 if a separate reserve is not created for such indemnification obligations.  The amount of the initial Expense Reserve shall be determined prior to the Confirmation Hearing by the Debtor, with the approval of the Committee, and shall be set forth in the Confirmation Order.
D.           Disputed Claims Reserve.
On and after the Effective Date, the Liquidating Trustee shall establish and maintain a reserve (the “Disputed Claims Reserve”) in an aggregate amount sufficient to pay each holder of a Disputed Claim in Class 3 the amount such holder would be entitled to receive under the Plan if such Claim immediately became an Allowed Claim.  The Disputed Claims Reserve will not be treated as a separate taxable entity for federal income tax purposes but the Disputed Claims Reserve shall be liable for and provide payment for its share of all taxes, administrative costs and fees.  The amount of the Disputed Claim Reserve shall be determined prior to the Confirmation Hearing by the Debtor, with the consent of the Committee, and shall be set forth in the Confirmation Order.
E.           No Interest on Disputed Claims or Liquidating Trust Interests.
Unless otherwise ordered by the Bankruptcy Court or included as part of an Allowed Claim, postpetition interest shall not accrue or be paid on Claims, and no holder shall be entitled to interest accruing on or after the Petition Date on any Claim.  Additionally, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a Distribution is made thereon, when and if such Disputed Claim becomes an Allowed Claim, unless interest is included as part of the Allowed Claim.  No interest shall accrue or be paid with respect to any Liquidating Trust Interest.
F.           De Minimis Distributions.
Prior to the Final Distribution Date, the Liquidating Trustee shall have no obligation to make, but in its sole and absolute discretion may elect to make, a Distribution to a specific holder of a Liquidating Trust Interest if the amount to be distributed to such holder in respect of such Liquidating Trust Interest on any particular Distribution Date is less than Twenty Five Dollars ($25.00).  If the Liquidating Trustee elects not to make Distributions of less than Twenty Five Dollars ($25.00), then all such Distributions shall remain in the Liquidating Trust earmarked for ultimate Distribution to such holders on the date of the Final Distribution or on such earlier Distribution Date, if any, on which the aggregate accumulated Distribution to any such holder is Twenty Five Dollars ($25.00) or more.  The Liquidating Trustee shall have no obligation to make, but in its sole and absolute discretion may elect to make, a Distribution to a specific holder of a Liquidating Trust Interest if the amount to be distributed to such holder in respect of such Liquidating Trust Interest on the Final Distribution Date is less than Twenty Five Dollars ($25.00).
G.           Withholding Taxes.
The Liquidating Trustee shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all Distributions under the Plan shall be subject to any such withholding and reporting requirements.  All such amounts withheld and paid to the appropriate taxing authority shall be treated as amounts distributed to such holders of Liquidating Trust Interests for all purposes of the Liquidating Trust Agreement.  The Liquidating Trustee shall be authorized to collect such tax information from the holders of Liquidating Trust Interests (including, without limitation, social security numbers or other tax identification numbers) as in its sole discretion deems necessary to effectuate the Plan, the Confirmation Order, and the Liquidating Trust Agreement.  In order to receive distributions under the Plan, each holder of Liquidating Trust Interests will need to identify themselves to the Liquidating Trustee and provide tax information and the dollar amount of their Claim, to the extent the Liquidating Trustee deems appropriate.  This identification requirement may, in certain cases, extend to holders who hold their securities in street name.  The Liquidating Trustee may refuse to make a distribution to any holder of a Liquidating Trust Interest that fails to furnish such information in a timely fashion, until such information is delivered; provided, however, that, upon the delivery of such information by a holder of a Liquidating Trust Interest, the Liquidating Trustee shall make such Distribution to which the holder of the Liquidating Trust Interest is entitled, without interest; and, provided further that, if the Liquidating Trustee fails to withhold in respect of amounts received or distributable with respect to any such holder and the Liquidating Trustee is later held liable for the amount of such withholding, such holder shall reimburse the Liquidating Trustee for such liability.

ARTICLE VII
PROCEDURES FOR TREATING AND RESOLVING DISPUTED CLAIMS
A.           Objections to Claims.
After the Effective Date, the Liquidating Trustee shall be responsible for commencing,

prosecuting or settling objections to Claims.   All objections to Claims shall be filed with the Bankruptcy Court and served upon the holders of such Claims by the later of (a) 90 days after the Effective Date, or (b) 90 days after the relevant proof of Claim has been filed, except as extended by an agreement between the Creditor and the Liquidating Trustee, or by order of the Bankruptcy Court.  If an objection has not been filed to a proof of Claim by the objection bar dates established herein, the Claim to which the proof of Claim relates shall be treated as an Allowed Claim for purposes of Distribution under the Plan.  On and after the Effective Date, the Liquidating Trustee shall have the authority, pursuant to the Liquidating Trust Agreement, to compromise, settle, otherwise resolve, or withdraw an objection to a Claim without further notice or approval of the Bankruptcy Court.
The Liquidating Trustee shall also be responsible for commencing, prosecuting or settling objections to Administrative Claims that are not Allowed Claims as of the Effective Date.  All objections to Administrative Claims shall be filed with the Bankruptcy Court and served upon the holders of such Claims by the later of (a) 120 days after the Effective Date, or (b) 120 days after the particular request for an administrative expense payment has been filed, except as extended by an agreement between the Creditor and the Liquidating Trustee, or by order of the Bankruptcy Court.  If an objection has not been filed to a request for payment of an Administrative Claim by the objection bar dates established herein, the Administrative Claim shall be treated as an Allowed Claim for purposes of Distribution under the Plan.  On and after the Effective Date, the Liquidating Trustee shall have the authority, pursuant to the Liquidating Trust Agreement, to compromise, settle, otherwise resolve, or withdraw an objection to an Administrative Claim without further notice or approval of the Bankruptcy Court.
B.           Setoff and Recoupment
The Debtor and the Liquidating Trustee may, but shall not be required to, set-off against or recoup from any claims of any nature whatsoever that the Debtor may have against any Creditor, whether pursuant to section 553 of the Code, applicable state or federal law or otherwise, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or the Liquidating Trustee of any such claim it may have against such Creditor.

ARTICLE VIII
EFFECT OF PLAN CONFIRMATION
A.           Satisfaction of Claims.
Except to the extent otherwise provided in the Plan, the treatment of all Claims or Interests in the Debtor under the Plan shall be in exchange for and in complete satisfaction and release of, all Claims or Interests in the Debtor of any nature whatsoever, known or unknown, including any interest accrued or expenses incurred thereon from and after the Petition Date, or against the Estate.  Except as otherwise provided in the Plan, upon the Effective Date, all Claims and Interests in the Debtor and the Estate shall be satisfied and released in full in exchange for the consideration provided under the Plan.  Except as otherwise provided in the Plan, all Persons shall be precluded and enjoined from asserting against the Debtor, the Estate, the Liquidating Trust, the Trust Property or the Liquidating Trustee, any Claims or Interests or other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.
B.           Preservation of Recovery Rights.
Except as expressly released or otherwise expressly provided in the Plan, pursuant to section 1123(b) of the Code, the Debtor and the Liquidating Trust, as applicable, shall be vested with and shall retain and may enforce any and all claims, rights, and causes of action that the Debtor or the Estate may hold or have against any Person, all of which are hereby preserved, including  all Recovery Rights, and all rights of disallowance, offset, recharacterization and/or equitable subordination with respect to claims, and causes of action that have been or may be brought by or on behalf of the Debtor, the Estate, the Committee or the Liquidating Trust.  Such claims, rights and causes of action shall remain assets of and vest in the Liquidating Trust, whether or not litigation relating thereto is pending on the Effective Date, and whether or not any such claims, rights and causes of action have been listed or referred to in the Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court.  Neither the Debtor, the Estate, the Committee, nor the Liquidating Trust waives, releases, relinquishes, forfeits, or abandons (nor shall they be estopped or otherwise precluded or impaired from asserting) any claims, rights and causes of action or defenses that constitute property of the Debtor or its Estate: (a) whether or not such claims, rights, causes of action, or defenses have been listed or referred to this Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court, (b) whether or not such claims, rights and causes of action, or defenses are currently known to the Debtor, and (c) whether or not a defendant in any litigation relating to such claims, rights or causes of action filed a proof of Claim in the Case, filed a notice of appearance or any other pleading or notice in the Case, voted for or against this Plan, or received or retained any consideration under this Plan.  Without in any manner limiting the scope of the foregoing, notwithstanding any otherwise applicable principle of law or equity, including any principles of judicial estoppel, res judicata, collateral estoppel, issue preclusion, or any similar doctrine, the failure to list, disclose, describe, identify, analyze or refer to any claims, rights and causes of action, or defenses in the Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court shall in no manner waive, eliminate, modify, release, or alter the right of the Debtor or the  Liquidating Trustee, to commence, prosecute, defend against, settle, recover on account of, and realize upon any such claims, rights and causes of action, that the Debtor, its Estate, or the Committee may have as of the Effective Date.
The Debtor expressly reserves all its claims, rights and causes of action, and defenses for later adjudication by the Debtor or Liquidating Trustee, as applicable, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches will apply to such claims, rights and causes of action, and defenses upon or after the confirmation or consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order.  In addition, the Debtor and the Liquidating Trustee expressly reserve the right to pursue or adopt claims, rights and causes of action that are alleged in any lawsuits in which the Debtor is a defendant or an interested party, against any entity, including the plaintiffs or co-defendants in such lawsuits.  Any entity to whom the Debtor has incurred an obligation (whether on account of services, purchase, sale of goods or otherwise), or who has received services from the Debtor, or who has received money or property from the Debtor, or who has transacted business with the Debtor, or who has leased equipment or property from or to the Debtor should assume that such obligation, receipt, transfer or transaction may be reviewed by the Debtor or the Liquidating Trustee subsequent to the Effective Date and may be the subject of an action after the Effective Date, whether or not: (a) such entity has filed a proof of Claim against the Debtor in this

Case; (b) such entity's proof of Claim has been objected to by the Debtor; (c) such entity's Claim was included in the Debtor's Schedules; or (d) such entity's scheduled Claim has been objected to by the Debtor or has been identified by the Debtor as contingent, unliquidated or disputed.
Neither the failure to list a Claim in the Schedules filed by the Debtor, the failure of the Debtor or any other Person to object to any Claim for purpose of voting, the failure of the Debtor or any other Person to object to a Claim or Administrative Claim before confirmation or consummation of the Plan or the Effective Date, the failure of any Person to assert a Claim or cause of action before confirmation or consummation of the Plan or the Effective Date, the absence of a proof of Claim having been filed with respect to a Claim nor any action or inaction of the Debtor or any other Person with respect to a Claim or Administrative Claim, other than a legally effective express waiver or release, shall be deemed a waiver or release of the right of the Debtor or the Liquidating Trust before or after solicitation of votes on the Plan or before or after the Confirmation Date or the Effective Date to (a) object to or examine such Claim or Administrative Claim in whole or in part or (b) retain and either assign or exclusively assert, pursue, prosecute, utilize, otherwise act or otherwise enforce any claim or cause of action against the holder of any such Claim.
C.           Exculpation and Limitation of Liability.
The Debtor, the Committee, the Indenture Trustees, the Liquidating Trustee, and the members of the Trust Advisory Board, and each of their respective employees, officers, directors, members, partners, agents, representatives, attorneys, and any Persons employed by any of them, shall neither have nor incur any liability to any Person for any act taken or omission made in good faith in connection with or related to the administration of the Case, including, but not limited to, the formulation, implementation, confirmation, or consummation of the Plan, the Disclosure Statement, the Liquidating Trust Agreement, or any other contract, instrument, release, or other agreement or document created in connection with the Plan or regarding any Distribution made under the Plan or the Liquidating Trust Agreement, except to the extent that the action taken or omitted to be taken by each of the same is determined by a Final Order to be due to such Person's own respective gross negligence, intentional or willful misconduct or fraud.

In no event shall the Liquidating Trustee, the members of the Trust Advisory Board, the Indenture Trustees, or the Trust Professionals be held personally liable for any claim, expense, liability or other obligation asserted against or incurred by the Liquidating Trust in carrying out the terms of the Liquidating Trust Agreement and this Plan.
Upon entry of the Confirmation Order, pursuant to section 1125(e) of the Code, the Debtor, the Committee and its present and former members, officers, directors, employees, agents, advisors, representatives, successors or assigns, and any Professionals (acting in such capacity) employed by any of the foregoing Persons will be deemed to have solicited votes on the Plan in good faith and in compliance with the Code and any applicable non-bankruptcy law, and, therefore, shall have no liability for the violation of any applicable law, rule or regulation governing the solicitation of votes on the Plan.
D.           Indemnification.
The Liquidating Trustee, each member of the Trust Advisory Board, the Trust Professionals, and each of their agents, employees, officers, directors, professionals, attorneys, accountants, advisors, representatives and principals (collectively, the “Indemnified Parties”) shall be indemnified by the Liquidating Trust solely from the Trust Property for any losses, claims, damages, liabilities and expenses, including, without limitation, reasonable attorneys’ fees, disbursements and related expenses, which the Indemnified Parties may incur or to which the Indemnified Parties may become subject in connection with any action, suit, proceeding or investigation brought by or threatened against one or more of the Indemnified Parties on account of the acts or omissions of an Indemnified Party in its capacity as such; provided, however, that the Liquidating Trust shall not be liable to indemnify any Indemnified Party for any act or omission determined by a Final Order which constitutes gross negligence, fraud or intentional or willful misconduct.  Notwithstanding any provision herein to the contrary, the Indemnified Parties shall be entitled to obtain advances from the Liquidating Trust to cover their reasonable expenses of defending themselves in any action brought against them as a result of the acts or omissions, actual or alleged, of an Indemnified Party in its capacity as such; provided, however, that the Indemnified Parties receiving such advances shall repay the amounts so advanced to the Liquidating Trust immediately upon the entry of a Final Order finding that such Indemnified

Parties were not entitled to any indemnity under the provisions of this Section.  The foregoing indemnity in respect of any Indemnified Party shall survive the termination or resignation of such Indemnified Party from the capacity for which they are indemnified.
Notwithstanding any obligation to make payments and distributions hereunder, the Liquidating Trustee may establish and maintain a reserve in an aggregate amount sufficient in the Liquidating Trustee's opinion, with the approval of the Trust Advisory Board, to cover any asserted indemnification obligations or claims owed to any Indemnified Party and any defense expenses related thereto.
E.           Insurance.
On or prior to the Effective Date, and as a condition to the Effective Date, the Debtor shall have arranged and paid for extended existing insurance coverage or purchased new insurance coverage covering the Liquidating Trustee, the Trust Professionals, and the members of the Trust Advisory Board from claims and causes of action of any third party (including without limitation any holder of a Claim) that remain extant and unreleased under the Plan on the Effective Date.  Such extended or newly purchased insurance shall be in such amounts, for such terms or periods of time, and placed with such insurers as are determined, by the Debtor, subject to the consent of the Committee, or the Liquidating Trustee with approval of the Trust Advisory Board, as applicable, to be reasonable under the circumstances or as specified and ordered by the Bankruptcy Court in the Confirmation Order.
F.           Cramdown.
Notwithstanding anything to the contrary contained herein, the Debtor reserves the right to seek confirmation of the Plan pursuant to section 1129(b) of the Code in the event any impaired Class of Claims or Interests does not vote to accept the Plan.
G.           Surrender and Cancellation of Trust Claims.
On the Effective Date, except to the extent otherwise provided herein, all Certificates evidencing the Trust Claims, including the Trust Preferred Securities, and each of the ITLA Capital Statutory Trusts, shall be deemed surrendered and automatically canceled, and as a condition precedent to receiving any distribution on account of its Allowed Claim, each holder of a Trust Claim, and each of the ITLA Capital Statutory Trusts will be deemed to have surrendered the Certificates or other documentation underlying each such Claim, and all such surrendered Certificates and other documentation will be deemed to be canceled, except to the extent otherwise provided in the Plan.  The Indenture Trustees may (but will not be required to) request that the holders of Trust Claims, and each of the ITLA Capital Statutory Trusts surrender their Certificates for cancellation on or after the Effective Date.  The Certificates shall be of no further force or effect, and (a) the obligations of the Debtor thereunder or in any way related thereto shall be discharged and (b) except as expressly set forth herein, the obligations of the Indenture Trustees are also discharged.
On the Effective Date, except to the extent otherwise provided herein, the Indentures shall be deemed automatically canceled, as permitted by section 1123(a)(5)(F) of the Code, and (a) the obligations of the Debtor thereunder shall be discharged, and (b) except as expressly set forth herein, the obligations of the Indenture Trustees are also discharged.
As of the Effective Date, the transfer register or ledger maintained by each Indenture Trustee for the Trust Preferred Securities shall be closed, and there shall be no further changes in the record holders of any Trust Claims.
Notwithstanding Sections G.1 and G.2 above, the Trust Preferred Securities, the ITLA Capital Statutory Trusts, and the Indentures with respect thereto shall continue in effect solely for purposes of, if applicable: (i) allowing each Indenture Trustee to receive Distributions under the Plan on behalf of the holders of the Trust Claims or Liquidating Trust Interests, (ii) thereafter, allowing each Indenture Trustee to make Distributions to holders of the Trust Claims or the Liquidating Trust Interests, and (iii) permitting each Indenture Trustee to maintain any rights and liens it may have against property held or collected by such Indenture Trustee for distribution to the holders of the Trust Claims or Liquidating Trust Interests for reasonable fees, costs and expenses incurred pursuant to the applicable Indenture, or for indemnification as provided for under such Indenture. The Trust Preferred Securities, the ITLA Capital Statutory Trusts, and the Indentures shall terminate in their entirety upon the occurrence of the Final Distribution.

ARTICLE IX
CONDITIONS PRECEDENT
A.           Conditions to Confirmation.
The only condition precedent to confirmation of the Plan is that the Bankruptcy Court shall have Entered the Confirmation Order in form and substance acceptable to the Debtor and the Committee.
B.           Conditions to the Effective Date.
The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Section C of this Article IX:
(i)           the Confirmation Order shall be a Final Order;
(ii)           all other actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan shall have been effected, and in each case, shall have been duly and validly executed and delivered by the parties thereto and all conditions to their effectiveness shall have been satisfied or waived in accordance therewith;
(iii)           the Debtor shall have received all authorizations, consents, rulings, opinions, or other documents that are determined by the Debtor, with the consent of the Committee, to be necessary to implement the Plan and that are required by law, regulation, or order;
(iv)           the Debtor shall have purchased insurance in accordance with Article VIII, Section E; and
(v)           the Debtor shall have paid all outstanding Allowed Administrative Claims.
C.           Waiver of Conditions to Confirmation
The conditions set forth in Article IX, Sections A and B, supra may be waived, in whole or in part, by the Debtor, with Committee consent, without any notice to any other parties in interest or the Bankruptcy Court and without a hearing.  The failure of the Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.
D.           Effect of Failure of Conditions
If the Effective Date does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (i) constitute a waiver or release of any claims by or Claims against the Debtor; (ii) prejudice in any manner the rights of the Debtor, any holder of a Claim or Interest, or any other Person; or (iii) constitute an admission, acknowledgement, offer, or undertaking by the Debtor, any Creditors, or holders of Interests, or any other Person in any respect.
ARTICLE X
RETENTION AND SCOPE OF JURISDICTION OF THE BANKRUPTCY COURT
A.           Retention and Scope of Jurisdiction of the Bankruptcy Court.
Following the Effective Date, the Bankruptcy Court shall retain such jurisdiction as is legally permissible, including, without limitation, for the following purposes:
1.           To determine the allowability, amount, classification, or priority of Claims upon objection by the Liquidating Trustee;
2.           To construe and to take any action to execute and enforce this Plan, the Confirmation Order,  the Liquidating Trust Agreement, or any other order of the Bankruptcy Court, to issue such orders as may be necessary for the implementation, execution, performance, and consummation of this Plan, implementation of the Liquidating Trust Agreement,  and all matters referred to herein, and to determine all matters that may be pending before the Bankruptcy Court in the Case on or before the Effective Date;
3.           To rule on any and all applications for allowance of compensation and expense reimbursement of Professionals for periods on or before the Effective Date;
4.           To rule on any request for payment of any Administrative Claim or administrative expense;
5.           To resolve any dispute regarding the implementation, execution, performance, consummation, or interpretation of this Plan, the Liquidating Trust, or the Liquidating Trust Agreement;
6.           To resolve all applications, adversary proceedings, contested matters, and other litigated matters instituted on or before the Effective Date;

7.           To hear and determine any actions related to the Recovery Rights, whether or not such actions are pending on or commenced after the Effective Date and to recover any assets of the Debtor's Estate;
8.           To determine such other matters and to perform other functions as may be provided in the Confirmation Order;
9.           To modify this Plan under section 1127 of the Code, to remedy any apparent nonmaterial defect or omission in this Plan, or to reconcile any nonmaterial inconsistency in the Plan so as to carry out its intent and purposes, subject to the consent of the Committee and the provision of notice and opportunity for a hearing regarding any such  modification;
10.           To issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with this Plan or the Liquidating Trust Agreement or their execution or implementation by any entity;
11.           To issue such orders in aid of execution of the Plan, the Liquidating Trust Agreement, and the Confirmation Order, notwithstanding any otherwise applicable non-bankruptcy law, with respect to any entity, to the full extent authorized by the Code;
12.           To hear and determine any tax disputes concerning the Liquidating Trust and to determine and declare any tax effects under the Plan; and
13.           To enter a final decree closing the Case.
ARTICLE XI
MISCELLANEOUS
A.           Governing Law.
Except to the extent that the Code or the Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by the laws of the State of California.  The Liquidating Trust Agreement shall be governed by the laws of the State of Delaware.
B.           Successors And Assigns.
The rights, benefits and obligations of any Person named or referred to in this Plan are binding on, and will inure to the benefit of, any permitted heirs, executors, administrators, successors or assigns of such Person.

C.           Modification of the Plan.
The Debtor may modify the Plan pursuant to section 1127 of the Code and as herein provided, to the extent applicable law permits, prior to the Entry of the Confirmation Order, subject to the consent of the Committee.  After the Entry of the Confirmation Order, the Debtor may, upon order of the Bankruptcy Court, amend or modify the Plan in accordance with section 1127(b) of the Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, subject to the consent of the Committee.
D.           Provisions Severable.
Should any provision in this Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of the Plan.
E.           Headings Do Not Control.
In interpreting this Plan, the headings of individual Sections are provided for convenience only, and are not intended to control over the text of any Section.  The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the provisions of the Plan.
F.           Post-Confirmation Status Report.
Within 120 days of the Effective Date, the Liquidating Trustee shall file a status report with the Bankruptcy Court explaining what progress has been made toward consummation of the confirmed Plan.  The status report shall be served on the United States Trustee, the Trust Advisory Board and those parties who have requested post-confirmation notice as provided for herein in Article XI, Section I below.  Further status reports shall be filed by the Liquidating Trustee every 120 days and served on the same parties.
G.           Fractional Dollars.
Any other provision of the Plan notwithstanding, no payments of fractions of dollars will be made to any holder of an Allowed Claim or Liquidating Trust Interest.  Whenever any payment of a fraction of a dollar to any holder of an Allowed Claim or Liquidating Trust Interest would otherwise be called for, the actual payment will reflect a rounding of such fraction up or down to the nearest whole dollar.
H.           Payment Dates.
Whenever any payment to be made under the Plan is due on a day other than a Business Day, such payment will instead be made, without interest, on the next Business Day.
I.           Post-Confirmation Notices or Requests.
From and after the Effective Date, any Person who desires notice of any pleading or document filed in the Bankruptcy Court, or any hearing in the Bankruptcy Court, or other matter as to which the Code requires notice to be provided, shall file a request for post-confirmation notice and shall serve the request on the Liquidating Trustee.
J.           Successors/Representatives of the Debtor.
As of the Effective Date, the Liquidating Trust, the Liquidating Trustee and the Trust Advisory Board shall be the representatives of the Estate under section 1123(b)(3) of the Code and successors to the Debtor under section 1142 of the Code.

ARTICLE XII
CONFIRMATION REQUEST
The Debtor requests confirmation of the Plan pursuant to section 1129 of the Code.

Dated: April 15, 2011	Respectfully submitted, Imperial Capital Bancorp, Inc. Debtor and Debtor in Possession By: /s/ Anthony Rusnak Anthony Rusnak Chief Operating Officer

Submitted by:

Stutman, Treister & Glatt
Professional Corporation

By:           /s/ Gary E. Klausner
Gary E. Klausner, Esq.
Reorganization Counsel
To Debtor and Debtor in Possession

EXHIBIT "A"

TABLE OF CONTENTS

Page(s)

ARTICLE I INTRODUCTION				1

ARTICLE II DEFINITIONS AND RULES OF CONSTRUCTION				1

A.	Specific Definitions.			1

B.	Interpretation, Rules of Construction and Computation of Time			9

ARTICLE III CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS				11

A.	Unclassified Claims.			11

	1.	Administrative Claims.		11

		a.	Treatment.	11

		b.	Bar Date For Administrative Claims.	11

	2.	Priority Tax Claims.		12

B.	Classified Claims And Interests.			12

	1.	Class 1 (Secured Claims).		13

	2.	Class 2 (Priority Claims).		13

	3.	Class 3 (General Unsecured Claims).		13

	4.	Class 4 (Convenience Claims).		14

	5.	Class 5 (Holders Of Interests).		14

ARTICLE IV TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES				14

ARTICLE V MEANS OF IMPLEMENTATION OF THE PLAN				15

A.	Liquidating Trust.			15

	1.	Execution of Liquidating Trust Agreement.		15

	2.	Purpose of the Liquidating Trust.		15

	3.	Vesting of Estate’s Assets in the Liquidating Trust.		15

	4.	Appointment of the Liquidating Trustee.		16

	5.	Administration of the Liquidating Trust.		16

	6.	Liquidating Trust Interests.		16

	7.	Powers and Duties of the Liquidating Trustee.		17

	8.	Maintenance of Bank Accounts and Distribution of Trust Property.		18

B.	Dissolution of the Liquidating Trust.			18

C.	Federal Income Tax Treatment.			19

	1.	General.		19

	2.	Assets Treated as Owned by Creditors.		19

	3.	Tax Reporting.		19

D.	Post Effective Date Fees and Expenses.			21

E.	Prosecution of Recovery Rights.			21

F.	Effect of Confirmation.			21

G.	Corporate Matters Regarding The Debtor.			21

H.	Nondischarge And Injunction.			22

	1.	Nondischarge Of Debtor.		22

	2.	Injunction.		23

I.	Exemption From Certain Transfer Taxes And Further Transactions.			23

ARTICLE VI DISTRIBUTIONS				24

A.	Distributions to Holders of Allowed Claims Other than Holders of Allowed Class 3 Claims.			24

	1.	Timing and Calculation of Amounts to be Distributed.		24

	2.	Delivery of Distributions.		24

B.	Distributions to Holders of Allowed Class 3 Claims.			25

	1.	Timing and Calculation of Amounts to be Distributed.		25

		a.	Initial Distribution.	25

		b.	Subsequent Distributions.	25

	2.	Delivery of Distributions to Holders of Liquidating Trust Interests.		26

	3.	Delivery of Distributions to the Indenture Trustees.	27

C.	Expense Reserve.		27

D.	Disputed Claims Reserve.		28

E.	No Interest on Disputed Claims or Liquidating Trust Interests.		28

F.	De Minimis Distributions.		28

G.	Withholding Taxes.		29

ARTICLE VII PROCEDURES FOR TREATING AND RESOLVING DISPUTED CLAIMS			29

A.	Objections to Claims.		29

B.	Setoff and Recoupment		30

ARTICLE VIII EFFECT OF PLAN CONFIRMATION			31

A.	Satisfaction of Claims.		31

B.	Preservation of Recovery Rights.		31

C.	Exculpation and Limitation of Liability.		33

D.	Indemnification.		34

E.	Insurance.		35

F.	Cramdown.		35

G.	Surrender and Cancellation of Trust Claims.		35

ARTICLE IX CONDITIONS PRECEDENT			37

A.	Conditions to Confirmation.		37

B.	Conditions to the Effective Date.		37

C.	Waiver of Conditions to Confirmation		37

D.	Effect of Failure of Conditions		37

ARTICLE X RETENTION AND SCOPE OF JURISDICTION OF THE BANKRUPTCY COURT			38

A.	Retention and Scope of Jurisdiction of the Bankruptcy Court.		38

ARTICLE XI MISCELLANEOUS		39

A.	Governing Law.	39

B.	Successors And Assigns.	39

C.	Modification of the Plan.	40

D.	Provisions Severable.	40

E.	Headings Do Not Control.	40

F.	Post-Confirmation Status Report.	40

G.	Fractional Dollars.	40

H.	Payment Dates.	41

I.	Post-Confirmation Notices or Requests.	41

J.	Successors/Representatives of the Debtor.	41

ARTICLE XII CONFIRMATION REQUEST		42